EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                              CONTACT:

Titanium Metals Corporation                         Mark A. Wallace
1999 Broadway, Suite 4300                           Executive Vice President
Denver, Colorado 80202                               and Chief Financial Officer
                                                    (303) 296-5615


                   TIMET ANNOUNCES THIRD QUARTER 2002 RESULTS

     DENVER, COLORADO . . . October 24, 2002 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported a net loss for the third quarter of 2002 of $9.1 million, or $.29 per share, compared to net income in the third quarter of 2001 of $4.3 million, or $.14 per share.

     Sales of $82.8 million in the third quarter of 2002 were 35% lower than the year-ago period. The decrease resulted principally from a 33% decrease in mill product sales volume, a 54% decrease in melted product sales volume, and changes in product mix. Mill product selling prices increased 2% (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) while melted product selling prices decreased 5%. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 1% from the year-ago period. The Company recognized $10.5 million of other operating income in the third quarter of 2002 related to the take-or-pay provisions of its purchase and supply agreement with Boeing.

     As compared to the second quarter of 2002, mill product sales volume in the third quarter of 2002 decreased 6%, while selling prices expressed in U.S. dollars decreased 1%. In billing currencies, mill product selling prices decreased approximately 4%. Melted product sales volume increased 1% in the third quarter of 2002 as compared to the second quarter of 2002, while melted product selling prices decreased 3% during such period.

     The Company's backlog at the end of September 2002 was approximately $165 million compared to $145 at the end of June 2002 and $315 million at the end of September 2001.

     On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is no longer amortized on a periodic basis, but instead is subject to a two-step impairment test to be performed on at least an annual basis. In connection with the adoption of SFAS No. 142, the Company completed the transitional impairment testing of goodwill during the third quarter of 2002 and determined that the entire $44.3 million balance of the Company's goodwill existing on January 1, 2002 was impaired. In accordance with the transition requirements of SFAS No. 142, the Company reported this non-cash impairment charge as a cumulative effect of a change in accounting principle as of January 1, 2002, which is reflected in the Company's results of operations for the nine months ended September 30, 2002. There is no income tax benefit associated with this charge.

     J. Landis Martin, Chairman and CEO, said, "We expect sales revenue for the full year 2002 to range from $360 million to $370 million and to report a loss, before changes in accounting principles and other special items, of between $45 million and $50 million. We are continuing our efforts to bring costs more in line with current business levels. In the third quarter of 2002, we reduced the operating rate at our sponge production facility and took actions to reduce our worldwide employment levels by approximately 13%. Other actions to reduce costs and working capital will be implemented over the next several months."

     Mr. Martin continued, "Our outlook for 2003 is for a continued difficult business environment reflecting the severe downturn in the commercial aerospace industry and sluggish economy. The commercial aerospace sector is the major source of demand for our products. Early indications are that our sales revenue and financial results during 2003, excluding special items, may be similar to 2002. However, we are conscious of the meaningful risks posed by the continuing war on terrorism, and potential for conflicts in the Middle East and with Iraq. These and other adverse world events could prolong and exacerbate the downturn in the commercial aerospace industry and have broader economic consequences."

     The Company recently amended its existing revolving credit agreement with Congress Financial Corporation (Southwest) extending the maturity date to February 2006. Under the terms of the amendment, maximum borrowings of $90 million are limited to a formula-determined borrowing base derived from the value of accounts receivable, inventory and equipment. The amended credit agreement continues to contain provisions and covenants similar to those previously in effect and customary in lending transactions of this type. The Company's various European credit facilities remain in place. The Company presently has unused borrowing availability under its various U.S. and European credit agreements of approximately $115 million.

     Although the Company presently has substantial credit availability, given the uncertainties surrounding present industry conditions, the Company is considering exercising its right under the terms of its Convertible Preferred Securities to defer future dividend payments on these securities. These securities permit deferral of dividend payments for up to 20 consecutive quarters, although interest will continue to accrue at the coupon rate on the principal and unpaid dividends. The Company is also studying the possibility of a reverse stock split. A decision on the dividend deferral is expected in the next few days while an announcement on the reverse stock split will be made after the evaluation is complete.



     The statements in this release and the conference  call relating to matters that are not  historical  facts are  forward-looking  statements  that represent management's  beliefs and assumptions based on currently available  information.
Forward-looking  statements  can be  identified  by the  use of  words  such  as
"believes," "intends," "may," "will," "looks," "should," "could," "anticipates,"
"expects" or comparable  terminology  or by discussions of strategies or trends.
Although  the  Company  believes  that  the   expectations   reflected  in  such
forward-looking  statements are  reasonable,  it cannot give any assurances that these  expectations  will prove to be correct.  Such  statements by their nature involve  substantial risks and  uncertainties  that could  significantly  affect expected  results.  Actual  future  results could differ  materially  from those described in such  forward-looking  statements,  and the Company  disclaims  any intention  or  obligation  to update or revise any  forward-looking  statements, whether as a result of new  information,  future events or otherwise.  Among the factors  that could  cause  actual  results to differ  materially  are risks and uncertainties  including,  but not limited to, the cyclicality of the commercial aerospace industry,  the performance of aerospace  manufacturers and the Company under their  long-term  agreements,  the  difficulty in  forecasting  demand for titanium products,  global economic and political conditions,  global productive capacity  for  titanium,  changes in product  pricing  and costs,  the impact of long-term  contracts  with  vendors on the  ability of the  Company to reduce or increase supply or achieve lower costs,  the  possibility of labor  disruptions, fluctuations in currency  exchange rates,  control by certain  stockholders  and possible  conflicts  of  interest,  uncertainties  associated  with new  product development,  the supply of raw materials and services,  changes in raw material and other  operating  costs  (including  energy costs),  possible  disruption of business  or  increases  in the cost of  doing  business  resulting  from war or terrorist  activities and other risks and  uncertainties.  Should one or more of these risks materialize (or the consequences of such a development  worsen),  or should the underlying  assumptions prove incorrect,  actual results could differ materially  from those  forecasted or expected.  The Company  assumes no duty to update any forward-looking  statements.  The financial  information contained in this release is subject to future  correction and revision and should be read in conjunction  with  the  consolidated  financial  statements  and  notes  thereto included in the  Company's  most recent  reports on Form 10-K and Form 10-Q,  as each may be amended from time to time,  filed with the  Securities  and Exchange
Commission.

     As previously announced, TIMET will host a conference call to discuss its third quarter results on October 24, 2002 at 10:30 a.m. EDT. On the conference call will be J. Landis Martin, Chairman and Chief Executive Officer, and Mark A.
Wallace, Chief Financial Officer. The conference call will be webcast at www.timet.com or participants may access the call by dialing 800-967-7185
(domestic) or 719-457-2634 (international). A replay of the webcast will be available until 7:00 p.m. Eastern time October 31, 2002 on the TIMET website and at CCBN's individual investor center. Participants may also access the replay by dialing 888-203-1112 (domestic) or 719 457-0820 (international) with access code
701657.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the internet at www.timet.com.
                                   o o o o o


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


                           TITANIUM METALS CORPORATION
                       SUMMARY OF CONSOLIDATED OPERATIONS
                       ----------------------------------
            (In millions, except per share and product shipment data)
                                   (Unaudited)

                                                                           Three Months Ended              Nine Months Ended
                                                                             September 30,                   September 30,
                                                                       ---------------------------    ----------------------------
                                                                          2002           2001            2002            2001
                                                                       ------------   ------------    ------------    ------------

Net sales                                                              $     82.8     $    126.4      $    281.5      $    370.5
Cost of sales                                                                87.7          105.6           279.9           345.9
                                                                       ------------   ------------    ------------    ------------

   Gross margin                                                              (4.9)          20.8             1.6            24.6
Selling, general, administrative and development expense                     10.7           11.6            32.5            43.4
Other income                                                                 11.3            0.7            14.8            75.6
                                                                       ------------   ------------    ------------    ------------

   Operating (loss) income                                                   (4.3)           9.9           (16.1)           56.8
General corporate income (expense)                                           (0.9)           1.3           (29.2)            5.3
Interest expense                                                              0.9            0.7             2.4             3.3
                                                                       ------------   ------------    ------------    ------------

   Pretax (loss) income                                                      (6.1)          10.5           (47.7)           58.8
Income tax (benefit) expense                                                 (0.5)           3.7            (1.3)           20.7
Minority interest - Convertible Preferred Securities,
   net of tax in 2001                                                         3.3            2.2            10.0             6.8
Other minority interest, net of tax                                           0.2            0.3             1.2             1.0
                                                                       ------------   ------------    ------------    ------------

(Loss) income before cumulative effect of change in
   accounting principle                                                      (9.1)           4.3           (57.6)           30.3

Cumulative effect of change in accounting principle                           -              -             (44.3)            -
                                                                       ------------   ------------    ------------    ------------

    Net (loss) income                                                  $     (9.1)    $      4.3      $   (101.9)     $     30.3
                                                                       ============   ============    ============    ============

(Loss) earnings per share:
   Basic:
      Before cumulative effect of change in accounting principle       $     (.29)    $      .14      $    (1.83)     $      .96
      Cumulative effect of change in accounting principle                    -              -              (1.40)           -
                                                                       ------------   ------------    ------------    ------------

                                                                       $     (.29)    $      .14      $    (3.23)     $      .96
                                                                       ============   ============    ============    ============

   Diluted:
      Before cumulative effect of change in accounting principle       $     (.29)    $      .14      $    (1.83)     $      .95
      Cumulative effect of change in accounting principle                    -              -              (1.40)           -
                                                                       ------------   ------------    ------------    ------------

                                                                       $     (.29)    $      .14      $    (3.23)     $      .95
                                                                       ============   ============    ============    ============

Weighted average shares outstanding:
   Basic                                                                     31.6           31.5            31.6            31.5
   Diluted                                                                   31.6           31.8            31.6            31.8

Mill product shipments:
   Volume (metric tons)                                                     2,005          3,015           6,825           9,245
   Average price ($ per kilogram)                                      $    31.25     $    30.20      $    31.20      $    29.70

Melted product shipments:
   Volume (metric tons)                                                       625          1,345           1,895           3,415
   Average price ($ per kilogram)                                      $    13.85     $    14.80      $    14.75      $    14.35

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

                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                 September 30,          December 31,
                                                                                     2002                  2001
                                                                              -------------------    -----------------
ASSETS                                                                           (unaudited)

Current assets:
  Cash and cash equivalents                                                   $         4.6          $        24.5
  Receivables, less allowance of $3.1 and $2.7                                         78.2                   89.3
  Inventories                                                                         190.4                  185.0
  Prepaid expenses and other                                                            5.6                    9.9
                                                                              -------------------    -----------------

     Total current assets                                                             278.8                  308.7

Investment in joint ventures                                                           22.0                   20.6
Preferred securities of Special Metals Corporation                                      -                     27.5
Property and equipment, net                                                           258.6                  275.3
Goodwill and other intangible assets, net                                               8.4                   54.1
Other                                                                                  14.6                   13.2
                                                                              -------------------    -----------------

     Total assets                                                             $       582.4          $       699.4
                                                                              ===================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current maturities of long-term debt and
     capital lease obligations                                                $        18.0          $         2.0
  Accounts payable                                                                     29.1                   44.4
  Accrued liabilities                                                                  46.7                   41.8
  Customer advance payments                                                            17.9                   33.2
  Other                                                                                 0.8                    0.9
                                                                              -------------------    -----------------

     Total current liabilities                                                        112.5                  122.3

Long-term debt and capital lease obligations                                           10.5                   19.3
Accrued OPEB and pension cost                                                          35.9                   39.7
Other                                                                                   7.1                   10.0
                                                                              -------------------    -----------------

     Total liabilities                                                                166.0                  191.3

Minority interest - Company-obligated mandatorily
  redeemable preferred securities of subsidiary trust holding
  solely subordinated debt securities                                                 201.3                  201.3
Other minority interest                                                                 9.5                    8.7
Stockholders' equity                                                                  205.6                  298.1
                                                                              -------------------    -----------------

     Total liabilities, minority interest and stockholders' equity            $       582.4          $       699.4
                                                                              ===================    =================

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